EXHIBIT 32

In connection with the annual report of Strongbow Resources Inc., (the “Company”) on Form 10-KSB for the fiscal year ended February 29, 2008 as filed with the Securities Exchange Commission on the date hereof (the “Report”), I, Darren Hayes, the President and Principal Executive Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the company.

Date:	June 13, 2008	STRONGBOW RESOURCES INC

/s/ Darren Hayes__________________
Darren Hayes, President and
Principal Executive Officer

In connection with the annual report of Strongbow Resources Inc., (the “Company”) on Form 10-KSB for the fiscal year ended February 29, 2008 as filed with the Securities Exchange Commission on the date hereof (the “Report”), I, Herbert Schmidt, the Principal Financial Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(3)	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(4)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the company.

Date:	June 13, 2008	STRONGBOW RESOURCES INC

/s/ Herbert Schmidt________________
Herbert Schmidt, Principal Financial
and Accounting Officer